Exhibit 16.1

October 1, 2012

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

I have read the statements included under Item 4.01 in the Form 8-K dated September 27, 2012 of Bio-Matrix Scientific Group, Inc. (the "Company") to be filed with the Securities and Exchange Commission and I agree with such statements insofar as they relate to my dismissal.  I cannot confirm or deny the appointment of Anton and Chia,

Very truly yours,

/s/ John Kinross-Kennedy

John Kinross-Kennedy, CPA
Irvine, California
October 1, 2012